                                                                   EXHIBIT 10.28
                                                                   -------------

                           FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE is made and entered into as of this 31st day of October, 1995, by and between Lake Hazeltine Properties, a Minnesota general partnership ("Landlord"), and FSI International, Inc., a Minnesota corporation ("Tenant").

                                   RECITALS

     A. Landlord, as landlord, and Tenant, as tenant, entered into that certain Lease dated June 27, 1985 (the "Lease"), covering land improvements at 322 Lake Hazeltine Drive, located in City of Chaska, Carver County, Minnesota, and legally described in Section 1.3 of the Lease.

     B. Landlord and Tenant now desire to amend the Lease in certain respects as more specifically provided in this Amendment.

     Accordingly, Landlord and Tenant agree as follows:

     1. Adjustment Date. The definition of "Adjustment Date" in Section 1.3 is hereby amended and restated in its entirety as follows:

     The first day of each extension period of the Term pursuant to Section 2.2, commencing November 1, 2000.






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     2.  Extension of Term.  Section 2.2 of the Lease is hereby amended and restated in its entirety as follows:

          2.2 Tenant is hereby granted and shall have the options to extend the term of this Lease for one five-year period commencing on November 1, 1995 and ending on October 31, 2000, and thereafter for five consecutive periods of three years each, the first of which shall commence November 1, 2000 and end on October 31, 2003, and the successive periods to commence at the expiration of the preceding term, to be exercised in each case by giving written notice thereof to Landlord not less than 180, nor more than 270, days prior to the expiration of the original Term or the end of the extension period, as the case may be. Concurrent herewith the option to extend the Term through October 31, 2000 is deemed exercised without any right of rescission. It is the express intention of the parties hereto that any such extension as herein provided shall operate not as a renewal of this Lease but as an extension of the Term hereof, so that this Lease and each and every covenant, agreement and provision thereof shall be and remain in full force and effect during the Term hereof as extended and with the same force and effect as if the Term of this Lease were originally for such extended period.

     3. Right to Rescind Extension. Section 2.4 of the Lease is hereby amended and restated in its entirety as follows:

          2.4 It is acknowledged that Tenant must exercise its options to extend the term of this Lease pursuant to Section 2.2 prior to the date that the Fair Rental Value of the Property will be determined pursuant to

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     subsection 3.3 for the Adjustment Dates occurring on the first day of
     November of 2000, 2003, 2006, 2009 and 2012. Accordingly, Landlord and Tenant agree that if Tenant exercises any such extension option then Tenant, at its election, may terminate this Lease by giving, within thirty
     (30) days after the Basic Rent for the Adjustment Date in question has been determined pursuant to Section 3.3, not less than one hundred eighty (180) days' prior written notice thereof to Landlord. In the event Tenant terminates the Lease pursuant to this Section 2.4, Tenant shall pay to Landlord all costs and expenses incurred by Landlord in connection with the determination of the Fair Rental Value of the Property for the Adjustment Date to which the extension option then exercised so relates, including the appraisal fees and expenses and attorney fees.

     4. Basic Rental. Section 3.2 of the Lease is hereby amended to add the following subsections:

          3.2.3 For the period commencing on November 1, 1995 and ending on November 30, 1995, at the per annum rate of $1,015,500.00.

          3.2.4 For the period commencing on December 1, 1995 and ending on October 31, 2000, at the per annum rate of $700,000.00.

     5. Basic Rent During Renewal Terms. Landlord and Tenant agree that Basic Rent for each of the three-year extended terms shall be equal to the Fair Rental Value of the Property. Therefore, Section 3.3 of the Lease (including the subsections

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3.3.1, 3.3.2 and 3.3.3) is hereby deleted and replaced in its entirety as follows:

          3.3 On each of the Adjustment Dates the amount of the Basic Rent shall be adjusted and shall be at a per annum rate equal to the Fair Rental Value of the Property as of the Adjustment Date in question, determined as follows:

Subsections 3.3.3.1 and 3.3.3.2 are hereby renumbered as 3.3.1 and 3.3.2, respectively, and any references in the Lease to such subsections 3.3.3.1 and
3.3.3.2 shall refer instead to such subsections as so renumbered. The parenthetical provision contained in Section 3.4 is hereby deleted.

     6. Alterations. Notwithstanding anything to the contrary in this Amendment or in the Lease, (a) the cost of alterations to which the consent, notice and security provisions of Article 9 of the Lease (subsection 9.2.3 and Sections 9.3, 9.4 and 9.5) applies is $100,000 rather than $25,000, (b) security shall only be required under Section 9.5 if Landlord reasonably deems itself insecure with respect to payment by Tenant, and (c) under Section 9.4 plans and specification shall only be required in the case of structural Alterations.

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     7.  Use and Operation of Property.  Under Section 11.1 of the Lease Tenant
may also use the Property for laboratory purposes and other uses related to its business operations.

     8.  Existing Mortgage/Corporate Guaranty.  On or before October 31,
1995, Landlord shall (a) pay and discharge the First Mortgage existing at the date of the Lease, and (b) cause the First Mortgage to release the obligations of the Tenant under the Corporate Guaranty dated June 27, 1985, made by Tenant in connection with the First Mortgage. Thereupon, and in any event as of November 1, 1995, Landlord and Tenant agree and confirm that (a) pursuant to the last paragraph of Section 17.1 (following subsection 17.1.8) of the Lease (i) the provisions of subsections 17.1.3, 17.1.4, 17.1.7 and 17.1.8 shall no longer be effective or constitute an Event of Default under the Lease, and (ii) the provisions of subsection 17.1.5 shall apply only to Tenant and not to any Subsidiary, and (b) Articles 32 (Tenant's Affirmative Covenants) and 33 (Tenant's Negative Covenants) shall not have any force or effect.

     9. Withholding of Consent. Article 23 of the Lease is hereby deleted and replaced in its entirety as follows:

                      Article 23.  WITHHOLDING OF CONSENT

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          In any case in which Landlord or Tenant are required to give consent or approval to an action of the other pursuant to any provision of the Lease, each party agrees not to unreasonably withhold or delay such consent or approval.

     10. Option to Purchase. Tenant shall have the option to purchase the Property. Accordingly, the following is added as Article 35 of the Lease:

                         Article 35.  PURCHASE OPTIONS

          35.1 Tenant shall have and is hereby granted the option to purchase the Property as of October 31, 1999, or annually as of each succeeding October 31 thereafter during the Term, for a price determined pursuant to
     Section 35.2 and on the other terms and conditions hereinafter set forth in this Article 35. Tenant may exercise any such option by giving written notice thereof to Landlord at any time on or before May 1 of the same year as the October 31 option date in question occurs.

          35.2 The purchase price for the Property shall be an amount equal to the greater of Four Million Dollars ($4,000,000.00) or ninety percent (90%) of the Fair Market Value of the Property as of the date of exercise of such option. If Landlord and Tenant have not agreed to the appointment of a single appraiser as contemplated by subsection 3.3.1 within thirty (30) days after exercise of the option, then the appraisers shall be appointed as provided in subsection 3.3.2, with each party obligated to appoint an appraiser and give notice thereof within fifteen (15) days after expiration of such thirty (30) day period. If the purchase

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     price exceeds Four Million Dollars ($4,000,000.00), then at any time within twenty (20) days after such determination is communicated to Tenant, Tenant may terminate the agreement formed by exercise of the purchase option by giving notice thereof to Landlord without thereby otherwise affecting or impairing this Lease. If Tenant so terminates such agreement, Tenant shall pay all costs and expenses incurred by Landlord in connection with such determination of the Fair Market Value of the Property, including the appraisal fees and expenses and attorney fees.

          35.3 After exercise of the option pursuant to this Article, Landlord shall furnish to Tenant an abstract of title or registered property abstract certified to date to include all proper searches and a title insurance commitment (ALTA form 1970-B) with all standard exceptions deleted and agreeing to insure, subject only to the matters listed on Schedule A to this First Amendment to Lease (the "Permitted Encumbrances"), this Lease and any encumbrances created on or after the date hereof by Tenant or those claiming by, through or under Tenant and with such affirmative insurance as Tenant (or its lender) may reasonably require. Tenant shall pay the premium for any policy issued to Tenant pursuant thereto, provided that Tenant shall not be required to pay any charges for special endorsements or special coverages attributable to encumbrances other than those permitted under this Section 35.3. If Tenant gives Landlord notice prior to closing that the title insurance commitment does not comply with the foregoing requirements, Landlord shall at its expense within sixty (60) days following such notice cause all encumbrances not permitted as provided above

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     to be removed. If Landlord fails to do so within said sixty (60) day period, time being of the essence, Tenant may at its option: (a) attempt to cause such encumbrances to be removed, (b) proceed to close without waiving any rights to damages hereunder, or (c) terminate the agreement formed by exercise of the option, this Lease, or both, by giving written notice thereof to Landlord, without such termination releasing Landlord from liability for damages hereunder. If Tenant elects alternative (a) above, the closing shall be postponed until the encumbrances in question are removed and, if Tenant is unable within a further period of sixty (60) days to cause such encumbrances to be removed, Tenant may then elect either alternative (b) or (c) above. No such postponement shall alter the purchase price. All costs and expenses incurred by Tenant in causing or attempting to cause such encumbrances to be removed, including reasonable attorneys' fees, shall be payable by Landlord. Notwithstanding the foregoing, Landlord shall be permitted to pay and discharge of record at closing any mortgage or other lien, including out of the purchase price payable by Tenant.

          35.4 Subject to postponement pursuant to Section 35.3, the deed to the Property shall be delivered at 11:00 o'clock a.m. on November 1 of the year in which Tenant gave notice as provided in Section 35.1, or on the next business day if such date is not a business day, at the place in Minnesota designated in Tenant's notice or, if not so designated, at Tenant's main offices in Chaska, Minnesota. The deed shall be in the usual, proper full warranty form for recording and registration, subject only to Permitted Encumbrances. Landlord shall pay any state deed tax or revenue stamps. The purchase price shall be payable by wire

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     transfer, certified or bank cashier's check or other readily available funds. This Lease and all of the terms and provisions hereof shall remain in full force and effect until the purchase has closed.

          35.5 The options to purchase contained in this Article and the First Refusal Rights contained in Article 36 are each intended to and shall remain effective during the full Term of this Lease and neither shall be affected in any way by the right, whether or not exercised, to exercise, or the existence of, the other.

     11. Right of First Refusal. Tenant shall have a first refusal right to purchase the Property. Accordingly, the following is added as Article 36 of the
Lease:

                      Article 36.  RIGHT OF FIRST REFUSAL

          36.1 Landlord shall not sell, transfer, assign or otherwise dispose of all or any part of its interest in the Property or any part thereof, until at least forty-five (45) days after it has given Tenant written notice as herein provided of its intention to dispose of said interest or portion thereof. Such notice shall describe in reasonable detail the interest proposed to be disposed and state accurately the names and addresses of each party to whom Landlord proposes to dispose of said interest (and, if known, the shareholders, partners or members thereof, if such party is not a public company or individual), the selling price and other terms of such proposed disposition; if available, an executed duplicate original or copy of the purchase or other agreement shall accompany the notice. After such notice is received, Tenant shall have and is hereby

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     granted the exclusive right and option ("First Refusal Right") to purchase such interest in the manner, at the price and on the terms provided in such notice.

          36.2 The First Refusal Right granted by Section 36.1 may be exercised by Tenant by giving notice to Landlord at any time within thirty (30) days after actual receipt of the notice given to Tenant pursuant to Section 36.1.

          36.3 After exercising its First Refusal Right pursuant to this Article, Tenant may at its option and expense attempt to obtain a title insurance commitment to the Property agreeing to insure the interest which it is acquiring subject only to the Permitted Encumbrances. If the title company to which application is made will not issue such a commitment, within thirty (30) days after the date on which Tenant exercises its option, Tenant may by notice to Landlord terminate the agreement formed by exercise of the First Refusal Right, in which event this Lease shall remain in effect as though the First Refusal Right had not been exercised.

          36.4 Unless otherwise specified in this notice and purchase or other agreement given pursuant to Section 36.1, the closing shall be at 11:00 o'clock a.m. on the day sixty (60) days after Tenant has exercised its First Refusal Right (or, if not a business day, the first day thereafter which is a business day), at Landlord's office in Minnesota; the deed shall be in the usual, proper full warranty form for recording and registration (excluding any part thereof which may have been taken by condemnation or eminent domain); Landlord shall pay all revenue stamps or state deed or transfer taxes, sales and other taxes due in

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     connection therewith, and Tenant shall pay all recording and filing fees;
     there shall be no adjustments under this Lease upon the delivery of the deed except for Basic Rent payable hereunder, except that Landlord shall pay to Tenant any amounts then held by Landlord for the account of Tenant or which are otherwise payable to Tenant under this Lease.

          36.5 Upon exercise of the First Refusal Right, any agreement between Landlord and the party to which Landlord proposed to dispose the Property shall automatically terminate and neither Landlord nor Tenant, nor the Property, shall be bound or in any way affected by any such agreement and such party shall not have any interest in the agreement between Landlord and Tenant formed by exercise of the First Refusal Right. Without limiting the generality of the foregoing, Landlord or Tenant may freely modify the terms and conditions on which the disposition from Landlord to Tenant may be made.

          36.6 Except as hereinafter provided, Landlord may dispose of the particular interest subject to Tenant's First Refusal Right if Tenant has not exercised its First Refusal Right within the thirty (30) day period provided therefor. Any sale, transfer, assignment or other disposition by Landlord shall be null and void, if said interest is not disposed of by Landlord within one hundred twenty (120) days after Tenant's First Refusal Right expires, or if it is disposed of to a different party or on any different terms from those stated in the notice given by Landlord pursuant to Section 36.1.

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          36.7 The First Refusal Right herein granted to Tenant is a continuing right of first refusal and shall apply as often as any then holder of any part of the Landlord's interest hereunder (including but not limited to any such holder who or which shall have acquired its interest in a disposition to which the First Refusal Right applied but was nor exercised) shall make or propose to make a sale, transfer, conveyance or other disposition of all or any part of the Property or any interest therein during the Term of this Lease. Further, the Right of First Refusal and the options to purchase contained in Article 35 are each independent of the other, are each intended to and shall remain effective during the full Term of this Lease and neither shall be affected in any way by the right, whether or not exercised, to exercise, or the existence of, the other.

          36.8 Landlord agrees that any proposed disposition of the Property shall be for a consideration expressed and payable solely in United States dollars.

          36.9 The First Refusal Right shall not apply to a mortgage of the Property given by Landlord or to any foreclosure sale of such mortgage, but the First Refusal Right shall apply to any interest in the Property or any part thereof then or thereafter acquired by any holder of such mortgage or any other purchaser at such foreclosure sale.

     12. Miscellaneous. Except as specifically amended herein, the terms and conditions of the Lease remain unchanged and in full force and effect. This First Amendment shall be

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binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

     The parties have executed this First Amendment to Lease as of the date and year first above written.

                                   LANDLORD:

                                   LAKE HAZELTINE PROPERTIES


                                   By /s/ J. A. Elftmann
                                      ------------------------------
                                      A General Partner

                                   By /s/ Joseph C. Wyers
                                     ------------------------------
                                     A General Partner

                                   By /s/ Robert S. Blackwood
                                     ------------------------------
                                     A General Partner

                                   TENANT:

                                   FSI INTERNATIONAL, INC.

                                   By /s/ J. Wayne Stewart
                                     ------------------------------
                                     Its Vice President, Operations

                                   By /s/ Benno G. Sand
                                     ------------------------------
                                     Its Executive Vice President,
                                     Chief Financial Officer



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